Exhibit 99.3

AMERICAN CHARTERED BANCORP, INC.

AND SUBSIDIARY

Schaumburg, Illinois

CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2016 and December 31, 2015 and

for the Six Months ended June 30, 2016 and 2015

(Unaudited)

AMERICAN CHARTERED BANCORP, INC.

AND SUBSIDIARY

Schaumburg, Illinois

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	(Unaudited)
	June 30,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$99,667	$92,569
Securities available-for-sale	243,911	251,305
Securities held-to-maturity (fair value of $261,831 at June 30, 2016 and $274,775 at December 31, 2015)	256,338	273,319
Trading assets	5,074	2,297
Interest-bearing deposits in other financial institutions	28,238	28,649
Loans, net	1,982,307	2,005,140
Loans held for sale	2,688	4,945
Other real estate owned, net	3,358	3,517
Premises and equipment, net	52,147	53,577
Accrued interest receivable	6,156	6,399
Federal Home Loan Bank stock	16,000	21,000
Current taxes receivable	2,062	1,550
Deferred taxes, net	8,916	11,308
Bank-owned life insurance	59,639	58,728
Other assets	12,772	13,811

	$2,779,273	$2,828,114

LIABILITIES AND EQUITY
Deposits
Non-interest-bearing	$1,212,667	$1,201,581
Interest-bearing	1,136,451	1,116,933
Total deposits	2,349,118	2,318,514

Securities sold under agreements to repurchase	19,370	23,481
Federal Home Loan Bank advances	130,000	215,000
Notes payable	16,000	18,000
Subordinated debentures	35,000	42,162
Trading liabilities	5,074	2,297
Accrued interest payable and other liabilities	10,092	11,309
Total liabilities	2,564,654	2,630,763

Equity
Stockholders’ equity
Preferred stock, Series B	—	—
Preferred stock, Series C	—	—
Preferred stock, Series D (liquidation preference of $1,775 at June 30, 2015 and $3,025 at December 31, 2015)	1,693	2,880
Preferred stock, Series E	—	—
Preferred stock, Series F (liquidation preference of $25,654 at June 30, 2015 and $25,654 at December 31, 2015)	24,089	24,089
Common stock, no par value	92,367	90,850
Retained earnings	150,776	135,813
Accumulated other comprehensive loss	(3,311)	(5,286)
Treasury stock, at cost	(50,995)	(50,995)
Total stockholders’ equity	214,619	197,351

	$2,779,273	$2,828,114

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

Six Months ended June 30, 2016 and 2015

(In Thousands, Except Per Share Data) (Unaudited)

	Six Months
	2016	2015
Interest income
Loans, including fees	$44,191	$41,901
Securities	5,982	5,471
Federal funds sold and other	201	225
	50,374	47,597
Interest expense
Deposits	1,518	1,349
Securities sold under repurchase agreements	8	12
Federal Home Loan Bank advances	277	218
Subordinated debentures and notes payable	977	1,501
	2,780	3,080

Net interest income	47,594	44,517

Provision for loan losses	3,000	1,400

Net interest income after provision for loan losses	44,594	43,117

Other income
Service charges on deposit accounts	6,328	6,506
Gain on sale of loans	824	489
Net gain on sale of securities	—	411
Net gain (loss) on sales of other real estate owned	(85)	1,497
Increase in cash surrender value of Bank-owned life insurance	911	604
Other fees and commissions	1,634	2,038
	9,612	11,545
Other expense
Salaries and employee benefits	16,965	16,478
Occupancy expense	3,385	3,374
Furniture and equipment expense	1,692	1,446
Advertising and public relations	1,112	1,256
Professional fees	1,114	1,194
FDIC insurance fees	758	871
Loan collections	652	1,025
Valuation allowance for loss on other real estate owned	137	1,057
Data processing fees	465	489
Other real estate owned expenses	334	324
Other expense	2,805	2,633
	29,419	30,147

Income before income tax provision	24,787	24,515

Income tax provision	9,704	9,551

Net income	15,083	14,964

Preferred stock dividends	120	599

Net income to common and preferred series F shareholders	$14,963	$14,365

Basic income per common share	$0.35	$0.36

Diluted income per common share	$0.33	$0.33

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Six Months ended June 30, 2016 and 2015

(In Thousands) (Unaudited)

	Six Months
	2016	2015

Net income	$15,083	$14,964

Other comprehensive income (loss):
Unrealized gains/losses on securities:
Unrealized holding gain arising during the period	2,924	818
Reclassification adjustment for gains on sales included in net income	—	(411)
Amortization of unrealized losses on held-to-maturity that were formerly available-for-sale	370	408
	3,294	815
Tax effect	(1,319)	(327)
Net of tax	1,975	488

Total other comprehensive income	1,975	488

Comprehensive income	$17,058	$15,452

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EQUITY

Six Months ended June 30, 2016 and 2015

(In Thousands, Except Share Data) (Unaudited)

	Stockholders’ Equity
							Accumulated
	Preferred	Preferred	Preferred	Preferred			Other
	Stock	Stock	Stock	Stock	Common	Retained	Comprehensive	Treasury	Total
	Series B	Series D	Series E	Series F	Stock	Earnings	Loss	Stock	Equity

Balance at January 1, 2015	$—	$13,612	$10,166	$13,923	$79,267	$104,609	$(5,333)	$(50,995)	$165,249
Net income (loss)	—	—	—	—	—	14,964	—	—	14,964
Other comprehensive income	—	—	—	—	—	—	488	—	488
Preferred stock dividends	—	—	—	—	—	(599)	—	—	(599)
Issuance of 73,280 shares of common stock	—	—	—	—	299	—	—	—	299
Buyback 41,075 shares common stock	—	—	—	—	—	—	—	(168)	(168)
Issuance 41,075 shares of common stock from Treasury	—	—	—	—	—	—	—	168	168
Conversion of 9,548 shares of Series D preferred stock, net of $479 of costs to raise capital	—	(9,069)	—	—	9,069	—	—	—	—
Stock-based compensation expense	—	—	—	—	145	—	—	—	145

Balance at June 30, 2015	$—	$4,543	$10,166	$13,923	$88,780	$118,974	$(4,845)	$(50,995)	$180,546

Balance at January 1, 2016	—	$2,880	—	$24,089	$90,850	$135,813	$(5,286)	$(50,995)	$197,351
Net income	—	—	—	—	—	15,083	—	—	15,083
Other comprehensive income	—	—	—	—	—	—	1,975	—	1,975
Preferred stock dividends	—	—	—	—	—	(120)	—	—	(120)
Exercise of 58,500 stock options					228				228
Conversion of 1,250 shares of Series D preferred stock, net of $63 of costs to raise capital	—	(1,187)	—	—	1,187	—	—	—	—
Stock-based compensation expense	—	—	—	—	102	—	—	—	102
Balance at June 30, 2016	$—	$1,693	$—	$24,089	$92,367	$150,776	$(3,311)	$(50,995)	$214,619

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six months ended June 30, 2016 and 2015

(In Thousands) (Unaudited)

	Six Months
	2016	2015
Cash flows from operating activities
Net income	$15,083	$14,964
Adjustments to reconcile net income to net cash from operating activities
Depreciation, amortization, and loss on disposal of premises and equipment	1,465	1,261
Deferred income taxes	1,072	399
Provision for loan losses	3,000	1,400
Net change in income tax receivable/payable	(512)	1,083
Net premium amortization on securities	2,921	3,196
Stock-based compensation expense	102	145
Net gain on sale of securities	—	(411)
Net (gain) loss on sale of other real estate owned	85	(1,497)
Provision for other real estate owned	137	1,057
Gain on sale of loans	824	489
Loans originated for sale	(39,334)	(32,362)
Proceeds on sale of loans	40,711	22,759
Earnings on Bank-owned life insurance	(911)	(605)
(Increase) decrease in accrued interest receivable and other assets	1,339	(19,980)
Increase (decrease) in accrued interest payable and other liabilities	(1,179)	353
Net cash provided by (used in) operating activities	24,803	(7,749)

Cash flows from investing activities
Proceeds from paydowns, calls and maturities of securities available-for-sale	32,439	24,303
Proceeds from sales of securities available-for-sale	—	20,428
Purchase of securities available-for-sale	(23,850)	(91,596)
Proceeds from paydowns, calls and maturities of securities held-to-maturity	16,160	18,090
Purchase of securities held-to-maturity	—	(7,488)
Net increase in loans	18,869	(70,000)
Premises and equipment expenditures, net	(35)	(856)
Purchase of Federal Home Loan Bank stock	—	(8,000)
Redemptions of Federal Home Loan Bank stock	5,000	—
Proceeds from sale of other real estate owned	901	8,322
Increase in interest bearing deposits	411	(5,042)
Net cash provided by (used in) investing activities	49,895	(111,839)

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six months ended June 30, 2016 and 2015

(In Thousands) (Unaudited)

	2016	2015
Cash flows from financing activities
Net increase (decrease) in deposits	$30,604	$(6,219)
Increase (decrease) in securities sold under agreements to repurchase	(4,111)	(3,615)
Paydown on notes payable	(2,000)	—
Proceeds from notes payable	—	20,000
Redemption of subordinated debentures	(7,162)	(4,869)
Proceeds from exercise of stock options	228	—
Proceeds from (payments on) Federal Home Loan Bank advances, net	(85,000)	160,000
Preferred stock dividends paid	(159)	(1,166)
Net cash (used in) provided by financing activities	(67,600)	164,131

Net change in cash and cash equivalents	7,098	44,543

Cash and cash equivalents at beginning of period	92,569	71,378

Cash and cash equivalents at end of period	$99,667	$115,921

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$4,497	$6,600
Income tax refunds	—	(1,724)
Income tax payments	8,772	9,987

Schedule of noncash investing and financing activities:
Unrealized gain/loss on securities	$1,468	$—
Transfer of loans to other real estate owned	964	598
Conversion of Series D preferred stock to common stock	1,187	9,069

See accompanying notes to consolidated financial statements.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The unaudited consolidated financial statements include the accounts of American Chartered Bancorp, Inc. (the Company) and its wholly owned subsidiary, American Chartered Bank (the Bank).  The Bank previously formed a wholly owned subsidiary that was established for the sole purpose of holding and selling other real estate owned acquired by the Bank through foreclosure or when title has been obtained through other means. In addition, the Bank and two other third parties previously formed a limited liability company (LLC) whose sole purpose was to hold and sell a single property that was acquired through foreclosure. The LLC took title to the foreclosed property in 2010.  The final units from the property sold in 2011 and the distributions of remaining assets of the LLC were made in 2014.   The Bank had a majority equity interest in the LLC and had the ability to exercise control over the LLC and, as such, was required to consolidate the entity. The Company and the Bank operate in the Chicagoland area. The Bank’s primary services include accepting deposits and making commercial, consumer, and mortgage loans. All significant intercompany accounts and transactions have been eliminated in consolidation.

In the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been made.  The consolidated balance sheet as of December 31, 2015 was derived from the audited consolidated financial statements.  The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results to be expected for the entire fiscal year.  These unaudited interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).  Certain information in footnote disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted for the interim financials based on materiality.  These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2015.

On November 20, 2015, the Company entered into a definitive merger agreement whereby MB Financial will acquire the Company and its wholly owned subsidiary.  The merger was consummated on August 24, 2016.

Use of Estimates: To prepare financial statements in conformity with U.S. GAAP, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ.

Statement of Cash Flows: For purposes of reporting cash flows, cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. Loan disbursements and collections, repurchase agreements, transactions in deposit accounts, and short-term Federal Home Loan Bank advances are reported net.

Trading Assets:  The Company engages in trading activities for its own account. Securities that are held for resale in the near term are recorded at fair value with changes in fair value included in earnings.  Interest and dividends on trading securities are included in net interest income.  Derivatives accounted for as trading assets are carried at fair value with changes in fair value included in earnings.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities:  Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss).

Interest income includes amortization of purchase premium or accretion of discount. Premiums and discounts are recognized in interest income using the level-yield method without anticipating prepayments except for mortgage-backed and collateralized mortgage obligation securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for OTTI at least on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.  Servicing rights are not retained on loans sold.  Gains and losses on sale of mortgage loans are based on the difference between the selling price and the carrying value of related loans sold.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Substantially all of the loans are secured by specific items of collateral including business assets, commercial and residential real estate, and consumer assets. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. All loan segments and classes are designated as nonaccrual when either principal or interest payments are 90 days or more past due based on contractual terms unless the loan is well secured and in the process of collection. In all cases, loans are placed on nonaccrual if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

In cases where a borrower experiences financial difficulties and the Company makes certain concessionary modifications to contractual terms, the loan is classified as a troubled debt restructured loan and classified as impaired. Loans restructured at a rate equal to or greater than that of a new loan with comparable risk at the time the contract is modified may be excluded from restructured loans in the calendar years subsequent to the restructuring if they are in compliance with modified terms. Generally, a nonaccrual loan that is a troubled debt restructuring remains on nonaccrual until such time that repayment of the remaining principal and interest is reasonably assured, and the borrower has a period of satisfactory repayment performance.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.  The allowance methodology is consistent for each portfolio segment.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. Management estimates the allowance balance required based on past loan loss experience, information about specific borrower and loan situations, estimated collateral values, economic and other factors. Loans considered impaired are individually analyzed for impairment and required reserves are estimated for each impaired loan. A loan is considered impaired when full payment under the loan terms is not expected. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impaired amounts are generally calculated using the fair value of the collateral for the loan. Troubled debt restructurings are considered to be collateral dependent; the loans are reported at the fair value of the collateral.

For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses. Individual loan relationships under $250,000 that may be impaired are not individually analyzed for impairment amount but are grouped into pools by primary collateral type and assigned loss factors based on historical loss rates on similar pools.

The general component of the reserve covers non-impaired loans and is based on historical loss experience adjusted for current factors. Non-impaired loans are grouped into pools by loan risk ratings and each pool is further segmented by loan primary collateral type.  Loss rates are determined based on historical loss rates and applied to each loan pool using a loss migration analysis.  Historical loss rates consider the most recent 60 months.   The estimated reserve required based on historical loss rates are then considered for adjustment based on current qualitative and economic factors that management believes may cause future loss experiences to differ from actual historical loan loss experience.  Management’s assessment of the impact of current qualitative and economic factors is analyzed by primary collateral support.  The key qualitative and economic factors considered include lending policies and procedures, national and local economic and business conditions, nature and volume of the loan portfolio, experience of lending staff and management, volume and severity of past due and classified loans, quality of the loan review system, concentration of credit and other external factors.  Although allocations of the allowance may be made for specific loans and loan portfolio segments, the entire allowance is available for any loan or loan portfolio segment that in management’s judgment should be charged off.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The loan portfolio is made up of the following six general loan portfolio segments:

Commercial loans - Commercial loans are loans for commercial, corporate and business purposes, including draws upon letters of credit. The Bank’s commercial business loan portfolio is comprised of loans for a variety of purposes and generally is secured by accounts receivable, inventory, equipment and other business assets. Commercial business loans generally are demand notes or have terms one year or less and have interest rates that float in accordance with a designated published index. A majority of these types of loans are secured and backed by the personal guarantees of the owners of the business.

Owner occupied commercial real estate loans - Owner occupied commercial real estate loans are primarily secured by commercial office or industrial buildings, warehouses or retail buildings where the owner of the building occupies the property. Although terms vary, commercial real estate loans generally are amortizing loans with terms of five years or less while the payment amortization schedules for these terms are normally over longer periods, with the majority over 15 years. The interest rates on these loans are primarily fixed.

Investment commercial real estate loans (including residential multifamily real estate) - Investment real estate loans are primarily secured by non-owner occupied apartment or multifamily residential buildings, office and industrial buildings, warehouses, small retail shopping centers and various special purpose properties. These loans have similar terms and amortization periods as owner occupied commercial real estate loans. The interest rates on these loans are primarily fixed. Generally, these types of loans are thought to involve a greater degree of credit risk than owner occupied commercial real estate as they are more sensitive to adverse economic conditions.

Residential 1-4 family real estate - This category of loans includes both first and junior liens on residential real estate. Home equity revolving lines of credit and home equity term loans are included in this group of loans. The terms of the majority of these loans are 15 years or less and vary between interest only and amortizing between 2 and 30 years, with a weighted average amortization period of 20 years.

Construction and land development loans - This category of loans consists of loans to finance the ground up construction, improvement and/or carrying for sale after the completion of construction of owner occupied and non-owner occupied residential and commercial properties, and loans secured by raw or improved land. The repayment of construction loans is generally dependent upon the successful completion of the improvements by the builder for the end user, or sale of the property to a third party. Repayment of land secured loans are dependent upon the successful development and sale of the property, the sale of the land as is, or the outside cash flow of the owners to support the retirement of the debt. The majority of construction and land loans have terms of 2 years or less and vary between fixed rates and interest rates that float in accordance with a designated published index.

Other loans - This category of loans consists of consumer loans, excluding mortgages, loans for purchasing securities and other non-consumer loans. Consumer loans include vehicle loans, education loans and other loans that have been made for a variety of consumer purposes.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and mortgage related assets and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less estimated costs to sell when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed. Permanent improvements that increase the value of other real estate owned are capitalized.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation and amortization. Premises and equipment are depreciated and amortized on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated using the straight-line method over the shorter of the asset’s useful life or the lease term. Maintenance and repairs are expensed as incurred, while major improvements are capitalized.

Bank-Owned Life Insurance:  The Company has purchased life insurance policies on certain key executives.  Company-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value.

Repurchase Agreements: Repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of operating loss carryforwards and credit carryforwards. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax laws. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. Changes in enacted tax rates and laws are reflected in the financial statements in the periods in which they occur.

The Company recognizes a tax position as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, including resolution of the related appeals or litigation processes. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to income tax matters in income tax expense.

Derivatives: The Company may utilize interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position. All derivative instruments are recorded at their fair values.  If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings.  Ineffective portions of hedges are reflected in earnings as they occur.

Earnings Per Share: Basic earnings per share is based on weighted-average common shares outstanding. Diluted earnings per share assumes the issuance of any potentially dilutive common shares using the treasury stock method.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Compensation cost is recognized over the required service period, generally defined as the vesting period.

Long-Term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate that their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded. Instruments, such as standby letters of credit, that are considered financial guarantees are recorded at fair value.

Fair Value: Fair values of financial instruments, impaired loans, and other real estate owned are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Comprehensive Income (Loss): Comprehensive income (loss) includes both net income (loss) and other comprehensive income (loss) elements, including the change in unrealized gains and losses on securities available-for-sale, net of tax.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there are now such matters that will have a material effect on the consolidated financial statements.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Company or by the Company to the stockholders. Additional dividend restriction information is included in Note 6 - Borrowings.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank of $16,829,000 and $7,259,000 was required to meet regulatory reserve and clearing requirements at June 30, 2016 and December 31, 2015, respectively. The interest rate on deposits with the Federal Reserve Bank at June 30, 2016 was 0.50%.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SECURITIES

During 2013, the Company changed the classification of certain mortgage-backed and collateralized mortgage obligations from available-for-sale to held-to-maturity based on the Company’s intent to hold the securities.  The transfer between classifications of investments was accounted for at fair value which in certain instances created a premium or discount on the security that is being amortized on a straight-line basis, adjusting for prepayments, over the remaining life of the security.  The net unrealized holding loss at the date of the transfer continues to be reported as accumulated other comprehensive loss in stockholders’ equity and is being amortized at the same rate as the premium or discount created in order to offset the effect on interest income.

The carrying amount, unrecognized gains and losses, and fair value of securities held-to-maturity were as follows:

		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In thousands)	Cost	Gains	Losses	Value
June 30, 2016
Mortgage-backed
Federal National Mortgage Association	$15,712	$303	$—	$16,015
Federal Home Loan Mortgage Corporation	4,457	89	—	4,546
Government National Mortgage Association	35,805	674	(16)	36,463

Collateralized mortgage obligations
Federal National Mortgage Association	60,182	1,892	(4)	62,070
Federal Home Loan Mortgage Corporation	28,689	1,326	(10)	30,005
Government National Mortgage Association	91,032	1,527	(505)	92,054
Family Housing Resources	2,084	41	(8)	2,117

State and political subdivisions	18,377	213	(29)	18,561

	$256,338	$6,065	$(572)	$261,831

Mortgage-backed and collateralized mortgage obligations are backed by residential real estate loans.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SECURITIES (Continued)

		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
(In thousands)	Cost	Gains	Losses	Value
December 31, 2015
Mortgage-backed
Federal National Mortgage Association	$17,539	$159	$(45)	$17,653
Federal Home Loan Mortgage Corporation	4,922	33	—	4,955
Government National Mortgage Association	37,883	333	(83)	38,133

Collateralized mortgage obligations
Federal National Mortgage Association	64,906	920	(292)	65,534
Federal Home Loan Mortgage Corporation	29,619	561	(25)	30,155
Government National Mortgage Association	96,755	748	(782)	96,721
Family Housing Resources	2,245	8	(11)	2,242

State and political subdivisions	19,450	60	(128)	19,382

	$273,319	$2,822	$(1,366)	$274,775

The fair value of securities available-for-sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value
June 30, 2016
Mortgage-backed
Federal National Mortgage Association	$1,118	$14	$—	$1,132
Federal Home Loan Mortgage Corporation	973	42	—	1,015
Government National Mortgage Association	2,507	20	—	2,527

Collateralized mortgage obligations
Federal National Mortgage Association	99,722	855	(169)	100,408
Federal Home Loan Mortgage Corporation	58,807	375	(146)	59,036
Government National Mortgage Association	29,069	74	(570)	28,573
Family Housing Resources	22,213	307	(14)	22,506

Securities backed by Small Business Administration	25	—	—	25

Asset-backed	29,623	—	(934)	28,689

	$244,057	$1,687	$(1,833)	$243,911

Mortgage-backed and collateralized mortgage obligations are backed by residential real estate loans. The asset-backed securities are backed by student loans.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SECURITIES (Continued)

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value
December 31, 2015

Mortgage-backed
Federal National Mortgage Association	1,308	4	(5)	1,307
Federal Home Loan Mortgage Corporation	1,131	38	—	1,169
Government National Mortgage Association	2,845	18	(26)	2,837

Collateralized mortgage obligations
Federal National Mortgage Association	95,331	34	(695)	94,670
Federal Home Loan Mortgage Corporation	55,843	10	(652)	55,201
Government National Mortgage Association	37,137	13	(823)	36,327
Family Housing Resources	29,131	7	(181)	28,957

Securities backed by Small Business Administration	51	—	—	51
Asset-backed	31,567	3	(784)	30,786
	$254,344	$127	$(3,166)	$251,305

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SECURITIES (Continued)

The fair value of securities and carrying amounts, if different, at June 30, 2016 by contractual maturity are listed below. Securities not due at a single maturity date, mortgage-backed securities, collateralized mortgage obligations, securities backed by the Small Business Administration and asset-backed securities are shown separately.

	Held-to-Maturity		Available-for Sale
	Carrying	Fair	Amortized	Fair
(in thousands)	Amount	Value	Cost	Value
Due in less than one year	$—	$—	$—	$—
Due in one year through five years	9,783	9,835	—	—
Due in five years through ten years	8,594	8,725	—	—
Due after ten years	—	—	—	—
Mortgage-backed securities and collateralized mortgage obligations	237,961	243,271	214,409	215,197
Securities backed by Small Business Administration	—	—	25	25
Asset-backed	—	—	29,623	28,689

Total	$256,338	$261,831	$244,057	$243,911

Sales of securities available-for-sale for the six months ended June 30 were as follows:

(in thousands)	2016	2015
Proceeds from sales	$—	$20,428
Gross realized gains	—	411
Gross realized losses	—	—

There were no sales of trading securities for the six months ended June 30.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SECURITIES (Continued)

Securities with a carrying value of $107,368,000 and $107,615,000 were pledged to secure public deposits, borrowings, and repurchase agreements and for other purposes as required or permitted by law at June 30, 2016 and December 31, 2015.

Securities with unrealized losses at June 30, 2016 and December 31, 2015, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In thousands)	Value	Loss	Value	Loss	Value	Loss
June 30, 2016
Securities held-to-maturity
Mortgage-backed
Government National Mortgage Association	—	—	3,261	(16)	3,261	(16)
Collateralized mortgage obligation
Federal National Mortgage Association	1,814	(4)	—	—	1,814	(4)
Federal Home Loan Mortgage Corporation	—	—	602	(10)	602	(10)
Government National Mortgage Association	—	—	25,785	(505)	25,785	(505)
Family Housing Resources	—	—	537	(8)	537	(8)
State and political subdivisions	752	(2)	1,807	(27)	2,559	(29)
Total temporarily impaired held-to-maturity	2,566	(6)	31,992	(566)	34,558	(572)

Securities available-for-sale
Collateralized mortgage obligation
Federal National Mortgage Association	—	—	17,583	(169)	17,583	(169)
Federal Home Loan Mortgage Corporation	3,521	(7)	9,301	(139)	12,822	(146)
Government National Mortgage Association	—	—	20,575	(570)	20,575	(570)
Family Housing Resources	3,873	—	6,230	(14)	10,103	(14)
Asset-backed	24,420	(592)	4,301	(342)	28,721	(934)
Total temporarily impaired available-for-sale	31,814	(599)	57,990	(1,234)	89,804	(1,833)

Total temporarily impaired	$34,380	$(605)	$89,982	$(1,800)	$124,362	$(2,405)

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SECURITIES (Continued)

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrecognized	Fair	Unrecognized	Fair	Unrecognized
(In thousands)	Value	Loss	Value	Loss	Value	Loss
December 31, 2015
Securities held-to-maturity
Mortgage-backed
Federal National Mortgage Association	$5,740	$(45)	$—	$—	$5,740	$(45)
Government National Mortgage Association	9,966	(83)	—	—	9,966	(83)
Collateralized mortgage obligation
Federal National Mortgage Association	21,019	(156)	6,746	(136)	27,765	(292)
Federal Home Loan Mortgage Corporation	3,321	(15)	745	(10)	4,066	(25)
Government National Mortgage Association	22,016	(139)	28,281	(643)	50,297	(782)
Family Housing Resources	—	—	613	(11)	613	(11)
State and political subdivisions	2,488	(9)	6,244	(119)	8,732	(128)
Total temporarily impaired held-to-maturity	64,550	(447)	42,629	(919)	107,179	(1,366)

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
Securities available-for-sale
Mortgage-backed
Federal National Mortgage Association	$1,075	$(5)	$—	$—	$1,075	$(5)
Government National Mortgage Association	$2,332	$(26)	$—	$—	$2,332	$(26)
Collateralized mortgage obligation
Federal National Mortgage Association	72,013	(542)	7,420	(153)	79,433	(695)
Federal Home Loan Mortgage Corporation	36,476	(381)	12,855	(271)	49,331	(652)
Government National Mortgage Association	1,937	(16)	27,160	(807)	29,097	(823)
Family Housing Resources	20,636	(78)	6,922	(103)	27,558	(181)
Asset-backed	26,479	(608)	2,945	(176)	29,424	(784)
Total temporarily impaired available-for-sale	160,948	(1,656)	57,302	(1,510)	218,250	(3,166)

Total temporarily impaired	$225,498	$(2,103)	$99,931	$(2,429)	$325,429	$(4,532)

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - SECURITIES (Continued)

Management evaluates securities for OTTI with consideration given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the Company has the intent to sell the debt security or more likely than not will be required to sell the security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time. Unrealized losses on securities have not been recognized into income because management does not have the intent to sell the securities and more likely than not would not be required to sell the securities before the anticipated recovery. The fair value is expected to recover as the securities approach maturity. The collateralized mortgage obligations are issued by U.S. government agencies or U.S. government-sponsored enterprises. All municipal bonds and asset backed securities are rated as investment grade at June 30, 2016.

NOTE 3 - LOANS

A summary of the balances of loans are as follows:

	June 30,	December 31,
(In thousands)	2016	2015
Commercial	$692,446	$710,302
Commercial real estate:
Owner-occupied commercial real estate	501,619	513,054
Investment commercial real estate	393,532	399,133
Residential 1-4 family real estate	366,916	368,513
Construction and land development	51,131	37,276
Other	3,472	4,232
	2,009,116	2,032,510
Less
Net deferred loan fees	855	913
Allowance for loan losses	25,954	26,457

	$1,982,307	$2,005,140

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

TABLE I:

The following table provides detail of the activity in the allowance for loan losses by portfolio segment and class for the six months ended June 30, 2016:

		Owner-
		Occupied	Investment	Residential	Construction
		Commercial	Commercial	1-4 Family	and Land
(In thousands)	Commercial	Real Estate	Real Estate	Real Estate	Development	Other	Total

Allowance for loan losses:
Beginning balance	$12,239	$4,758	$2,847	$5,724	$389	$500	$26,457
Charge-offs	(3,749)	(261)	(258)	(1,195)	(3)	(410)	(5,876)
Recoveries	573	798	59	606	79	258	2,373
Provision (credit)	2,608	(248)	398	628	(103)	(283)	3,000

Ending balance	$11,671	$5,047	$3,046	$5,763	$362	$65	$25,954

At June 30, 2016:
Period-ended amount allocated to:
Individually evaluated for impairment	$—	$54	$—	$981	$—	$—	$1,035
Collectively evaluated for impairment	11,671	4,993	3,046	4,782	362	65	24,919

Ending balance	$11,671	$5,047	$3,046	$5,763	$362	$65	$25,954

Loans:
Individually evaluated for impairment	$6,633	$9,130	$4,359	$4,623	$2,917	$—	$27,662
Collectively evaluated for impairment	685,813	492,489	389,173	362,293	48,214	3,472	1,981,454

Ending balance	$692,446	$501,619	$393,532	$366,916	$51,131	$3,472	$2,009,116

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

TABLE I (Continued):

The following table provides detail of the allocation of the loan loss reserve and the balances analyzed by portfolio segment and class at December 31, 2015:

		Owner-
		Occupied	Investment	Residential	Construction
		Commercial	Commercial	1-4 Family	and Land
	Commercial	Real Estate	Real Estate	Real Estate	Development	Other	Total

At December 31, 2015:
Period-ended amount allocated to:
Individually evaluated for impairment	$—	$148	$373	$1,196	$106	$—	$1,823
Collectively evaluated for impairment	12,239	4,610	2,474	4,528	283	500	24,634

Ending balance	$12,239	$4,758	$2,847	$5,724	$389	$500	$26,457

Loans:
Individually evaluated for impairment	$9,170	$9,026	$6,683	$5,605	$3,444	$—	$33,928
Collectively evaluated for impairment	701,132	504,028	392,450	362,908	33,832	4,232	1,998,582

Ending balance	$710,302	$513,054	$399,133	$368,513	$37,276	$4,232	$2,032,510

The following table provides detail of the activity in the allowance for loan losses by portfolio segment and class for the six months ended June 30, 2015:

		Owner-
		Occupied	Investment	Residential	Construction
		Commercial	Commercial	1-4 Family	and Land
(In thousands)	Commercial	Real Estate	Real Estate	Real Estate	Development	Other	Total

Allowance for loan losses:
Beginning balance	$9,564	$4,431	$3,192	$8,777	$1,096	$1,333	$28,393
Charge-offs	(650)	(104)	(1)	(708)	(996)	(394)	(2,853)
Recoveries	822	1,192	260	286	43	417	3,020
Provision	4,062	(1,012)	(921)	104	409	(1,242)	1,400

Ending balance	$13,798	$4,507	$2,530	$8,459	$552	$114	$29,960

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

TABLE II:

The following tables present detail of impaired loans, segregated by portfolio segment and class. The unpaid principal balance represents the recorded balance prior to any partial charge-offs. The recorded investment represents the Bank owned portion of the customer balances net of any partial charge-offs recognized on the loans. Interest income recognized represents all interest income reported either on a cash or accrued basis after the loan became impaired.  For the six months ended June 30, 2016 and 2015, the interest income recognized was $403,000 and $600,000, respectively.  Cash basis income represents only the interest income recognized on a cash basis after the loan was classified as impaired and for the six months ended June 30, 2016 and 2015 was $356,000 and $526,000 respectively.

			Allowance
	Unpaid		for Loan	Average
	Principal	Recorded	Losses	Recorded
(In thousands)	Balance	Investment	Allocated	Investment
June 30, 2016
With no related allowance recorded:
Commercial	$10,523	$6,633	$—	$7,566
Owner-occupied commercial real estate	8,737	8,716	—	8,340
Investment commercial real estate	6,816	4,359	—	4,419
Residential 1-4 family real estate	2,133	1,667	—	1,804
Construction and land development	2,971	2,917	—	2,929
Other	—	—	—	—
	31,180	24,292	—	25,058
With an allowance recorded:
Commercial	—	—	—	—
Owner-occupied commercial real estate	414	414	54	704
Investment commercial real estate	—	—	—	724
Residential 1-4 family real estate	2,970	2,956	981	3,473
Construction and land development	—	—	—	167
Other	—	—	—	—
	3,384	3,370	1,035	5,068

Total	$34,564	$27,662	$1,035	$30,126

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

TABLE II (Continued):

			Allowance
	Unpaid		for Loan	Average
	Principal	Recorded	Losses	Recorded
(In thousands)	Balance	Investment	Allocated	Investment
December 31, 2015
With no related allowance recorded:
Commercial	$11,312	$9,170	$—	$5,534
Owner-occupied commercial real estate	7,758	7,752	—	9,160
Investment commercial real estate	6,966	4,510	—	5,229
Residential 1-4 family real estate	2,325	1,748	—	3,552
Construction and land development	2,997	2,942	—	2,695
Other	—	—	—	—
	31,358	26,122	—	26,170
With an allowance recorded:
Commercial	—	—	—	49
Owner-occupied commercial real estate	1,274	1,274	148	1,689
Investment commercial real estate	2,173	2,173	373	2,351
Residential 1-4 family real estate	3,943	3,857	1,196	2,192
Construction and land development	502	502	106	802
Other	—	—	—	—
	7,892	7,806	1,823	7,083

Total	$39,250	$33,928	$1,823	$33,253

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

TABLE III:

The following tables present the contractual aging of the recorded investment in past due loans and loans that are non-performing by loan portfolio segment and class.  The recorded investment represents the Bank-owned portion of customer balances net of any partial charge-offs recognized on the loans.

		30 – 59	60 – 89	Loans Past Due
		Days	Days	90 Days or	Non-
(In thousands)	Current	Past Due	Past Due	More Accruing	accrual	Total

June 30, 2016

Commercial	$686,570	$835	$453	$—	$4,588	$692,446
Owner-occupied commercial real estate	497,912	—	62	—	3,645	501,619
Investment commercial real estate	391,872	—	—	—	1,660	393,532
Residential 1-4 family real estate	361,070	665	640	414	4,127	366,916
Construction and land development	50,642	—	489	—	—	51,131
Other	3,472	—	—	—	—	3,472
Total	$1,991,538	$1,500	$1,644	$414	$14,020	$2,009,116

December 31, 2015

Commercial	$703,972	$229	$675	$—	$5,426	$710,302
Owner-occupied commercial real estate	510,969	162	—	—	1,923	513,054
Investment commercial real estate	397,473	—	—	—	1,660	399,133
Residential 1-4 family real estate	363,986	287	484	122	3,634	368,513
Construction and land development	36,523	—	—	—	753	37,276
Other	4,232	—	—	—	—	4,232
Total	$2,017,155	$678	$1,159	$122	$13,396	$2,032,510

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

As a part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt, the value of the loans, collateral, and other factors that affect loan credit risk. The Company’s credit policy is that the loan review department targets to review approximately 50% or more of the balances in the loan portfolio on an annual basis through reviews of larger credit relationships, identified higher risk credits, and other credit risk review activities.  Credits internally classified as substandard accruing and substandard non-accruing are reviewed not less than quarterly by the loan review department, the asset management department, and senior management to determine or adjust the loans’ risk category ratings and their potential impact on credit loss estimates. Loans with annual maturities provide for a review of the borrower’s risk category rating at the time of the loan renewal.  Loan relationship borrowers whose loans have extended maturity dates (over one year) are generally given an internal review date within the loan term for monitoring of the credit. Generally, residential 1-4 family real estate loans are classified as pass rated unless downgrade is triggered by past due status change or as part of a combined credit relationship.

The Company categorizes loans into the following risk categories based on relevant information about the ability of borrowers to service their debt:

Pass - A pass asset is well protected by the current worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less cost to acquire and sell, of any underlying collateral in a timely manner. Pass assets also include certain assets considered watch, which are still protected by the worth and paying capacity of the borrower but deserve closer attention and a higher level of credit monitoring.

Substandard accruing - A substandard accruing asset has potential weaknesses that deserve management’s close attention.  The asset may also be subject to a weak or speculative market or to economic conditions, which may, in the future adversely affect the obligor.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date which may require a more adverse risk classification.

Substandard non-accruing - A substandard non-accruing asset is an asset with a well-defined weakness that jeopardizes repayment, in whole or part, of the debt. These credits may be inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged. These assets are characterized by the distinct possibility that the institution will sustain some loss of principal and/or interest if the deficiencies are not corrected.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

TABLE IV:

The following tables present the risk category of loans evaluated by internal asset classification based on the most recent analysis performed at the period end:

		% of		% of	Substandard	% of
		Total	Substandard	Total	Non-	Total
	Pass	Loans	Accruing	Loans	accruing	Loans	Total

June 30, 2016
(In thousands)
Commercial	$682,129	34.0%	$5,729	0.3%	$4,588	0.2%	$692,446
Owner-occupied commercial real estate	493,420	24.5	4,554	0.2	3,645	0.2	501,619
Investment commercial real estate	391,815	19.5	57	—	1,660	0.1	393,532
Residential 1-4 family real estate	362,009	18.0	1,532	0.1	3,375	0.2	366,916
Construction and land development	50,379	2.5	—	—	752	—	51,131
Other	3,472	0.2	—	—	—	—	3,472

	$1,983,224	98.7%	$11,872	0.6%	$14,020	0.7%	$2,009,116

December 31, 2015
(In thousands)
Commercial	$695,016	34.2%	$9,860	0.5%	$5,426	0.3%	$710,302
Owner-occupied commercial real estate	507,571	25.0	3,560	0.2	1,923	0.1	513,054
Investment commercial real estate	395,300	19.4	2,173	0.1	1,660	0.1	399,133
Residential 1-4 family real estate	364,193	17.9	686	—	3,634	0.2	368,513
Construction and land development	36,022	1.8	501	—	753	—	37,276
Other	4,232	0.2	—	—	—	—	4,232

	$2,002,334	98.5%	$16,780	0.8%	$13,396	0.7%	$2,032,510

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - LOANS (Continued)

Troubled Debt Restructurings:

The Company has allocated $556,000 and $1,011,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of June 30, 2016 and December 31, 2015, respectively. As of June 30, 2016 and December 31, 2015, the Company has outstanding balances which total approximately $17,169,000 and $19,628,000, respectively, for customers whose loans are classified as troubled debt restructurings.  Unused commitments for loans classified as troubled debt restructurings are insignificant as of June 30, 2016 and December 31, 2015.  During the six months ended June 30, 2016 and 2015, there were no material modifications of loans designated as troubled debt restructurings.

The following table presents past due accruing and non-accrual troubled debt restructurings by portfolio segment as of June 30, 2016:

	30 – 89 Days
(In thousands)	Past Due	Non-accrual
Commercial	$—	$1,787
Owner-occupied commercial real estate	—	1,664
Investment commercial real estate	—	—
Residential 1-4 family real estate	—	76
Construction and land development	—	—
Other	—	—

Total	$—	$3,527

The following table presents past due accruing and non-accrual troubled debt restructurings by portfolio segment as of December 31, 2015:

	30 – 89 Days
(In thousands)	Past Due	Non-accrual
Commercial	$—	$—
Owner-occupied commercial real estate	—	219
Investment commercial real estate	—	—
Residential 1-4 family real estate	—	76
Construction and land development	—	—
Other	—	—

Total	$—	$295

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 - OTHER REAL ESTATE OWNED

Other real estate owned activity was as follows:

	Six months ended June 30
(In thousands)	2016	2015
Balance at beginning of year	$3,517	$15,508
Transfers from loans	964	598
Proceeds from sales	(901)	(8,322)
Net gain (loss) on sales	(85)	1,497
Capital improvements	—	—
Valuation allowance	(137)	(1,058)

Balance at June 30	$3,358	$8,223

Activity in the valuation allowance on other real estate owned is as follows:

(In thousands)	2016	2015
Balance, beginning of year	$521	$3,898
Additions charged to expense	137	1,058
Deletions from sales	—	(299)

Balance at June 30	$658	$4,657

Operating expenses relating to other real estate owned were $334,000 and $324,000 in the six months ended June 30, 2016 and 2015, respectively. Income from rentals and other income on other real estate owned was $2,000 and $199,000 in the six months ended June 30, 2016 and 2015, respectively, and are included in other fees and commissions on the consolidated statements of operations.

NOTE 5 - FEDERAL HOME LOAN BANK ADVANCES

Borrowings from the Federal Home Loan Bank were as follows at period end:

	June 30,	December 31,
(In thousands)	2016	2015
Maturity in July 2016, fixed rate of 0.30%	$130,000	$—
Maturities in January 2016, fixed rate at .16%	—	215,000

Total	$130,000	$215,000

At June 30, 2016, $1,258,085,000 of first mortgages, multi-family mortgages, home equity loans and commercial real estate loans were collateral to support outstanding advances as well as to provide the Bank with the eligibility to borrow an additional $593,369,000 at June 30, 2016.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 - BORROWINGS

Notes payable consisted of the following at period end:

	June 30,	December 31,
(In thousands)	2016	2015
$20,000 unsecured senior term note with U.S. Bank N.A., maturing on June 30, 2020.	$16,000	$18,000

	$16,000	$18,000

On June 29, 2015 the Company obtained a $20,000,000 unsecured senior term note with U.S. Bank N.A..  The interest on the term note is payable on the last day of each calendar quarter-end beginning September 30, 2015.  The interest accrues at an annual rate equal to 1.75% plus either the greater of 0% or the one-month LIBOR rate.  The applicable rate at June 30, 2016 was 2.25%.  The Company is required to pay principal outstanding in quarterly installments equal to $1,000,000 on the last day of each calendar quarter-end with final payment due on June 30, 2020.  The loan agreement for the term note requires the Bank to maintain a minimum total risk based capital ratio at the end of each fiscal quarter of 11.50%.  The Bank, and on a consolidated basis for the Company, must maintain at all times such capital as to be classified as “well-capitalized” in accordance with all laws and regulations of the FDIC and all regulatory authorities that have supervisory authority over the Bank.  At the end of each fiscal quarter, the Bank must maintain a minimum ratio of loan loss reserves to non-performing loans (aggregate principal amount, including capitalized interest, on all non-accruing loans plus the aggregate principal amount of all loans that are 90 days or more past due and still accruing)  of 100%.  The Bank must also maintain at the end of each fiscal quarter a ratio of non-performing assets (the sum of all non-performing loans plus other real estate owned) to tangible primary capital (sum of preferred stock, common stock, surplus, retained earnings, accumulated comprehensive income, and other equity capital components, plus loan loss reserves, plus notes and debentures that qualify as capital by regulatory definition, minus goodwill and other intangible assets) not to exceed 18.0%.  The Company must maintain a fixed charge coverage ratio of not less than 1.25 to 1 on a rolling 4 quarter basis as of the end of each fiscal quarter, beginning June 30, 2015.  The fixed charge coverage ratio is calculated with respect to the Company on an unconsolidated basis and is defined as the ratio of (a) net income, plus interest expense, plus non-cash expenses, minus non-cash income, minus cash dividends and distributions paid during the period to (b) interest expense during the period plus $4,000,000 (the annualized principal payments on the loans).  The Company, and the Bank where noted, cannot do any of the following without prior written consent of U.S. Bank N.A.:  a) The Company may not incur any indebtedness with the exception of this term note and the subordinated debt (the Company’s 6% subordinated notes maturing June 30, 2023); b) The Bank cannot incur any indebtedness; c) Enter into a change of control transaction; d) The Company may not create or allow to exist any lien upon the property of the Company, including the capital stock of the Bank, and the Bank may not create or allow to exist any lien upon any property except permitted liens; e) The Company may not make advances, loans or extensions of credit or purchases of stocks, debentures or other securities of, other than in the ordinary course of business consistent with past practices; f) Terminate any employee plan or engage in any transaction that would result in a material liability to Pension Benefit Guaranty Corporation; g) Permit or enter into any transaction with any affiliate of the Company except in the ordinary course of business and under terms that would be obtained in a comparable arms-length transaction; h) Make any restricted payments except the Company may pay regularly scheduled dividends on its convertible preferred stock and may engage in stock buybacks not to exceed $500,000 in any fiscal year, provided there is no event of default; i) The Company shall not amend or modify the 6% subordinated debt documents, nor permit optional prepayment of the 6% subordinated debt.  On June 30, 2016 the Company was in compliance with all debt covenants.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 — BORROWINGS (Continued)

Federal funds purchased and securities sold under agreements to repurchase are financing arrangements.  Physical control is maintained by a third party custodian for all securities sold under repurchase agreements.  At June 30, 2016 and December 31, 2015, securities sold under agreements to repurchase of $19,370,000 and $23,481,000, respectively, are reflected at the amount of cash received in connection with the transaction.  The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

NOTE 7 - SUBORDINATED DEBENTURES

Subordinated debentures were as follows at period end:

	June 30,	December 31,
(In thousands)	2016	2015

Junior subordinated debentures issued to American Chartered Statutory Trust I, excluding investment in Trust	$20,000	$20,000

Junior subordinated debentures issued to American Chartered Statutory Trust II, excluding investment in Trust	15,000	15,000

Subordinated debentures issued by the Company	—	7,162
	$35,000	$42,162

In November 2001, the Company formed American Chartered Statutory Trust I (the Trust). The Trust is a statutory business trust formed under the laws of the state of Connecticut and is wholly owned by the Company. In 2001, the Trust issued variable rate preferred securities with an aggregate liquidation amount of $20,000,000 ($1,000 per preferred security) to a third-party investor. The Company then issued variable rate junior subordinated debentures aggregating $20,619,000 to the Trust in exchange for ownership of all the common securities of the Trust and the proceeds of the preferred securities sold by the Trust. The junior subordinated debentures are the sole assets of the Trust. The junior subordinated debentures and the preferred securities pay interest and dividends, respectively, on a quarterly basis. The variable interest rate is the three-month LIBOR plus 3.6% adjusted quarterly (4.26% and 4.13% at June 30, 2016 and December 31, 2015, respectively), provided that the rate may not exceed the highest rate permitted by New York law. The junior subordinated debentures will mature on December 18, 2031, at which time the preferred securities must be redeemed. The junior subordinated debentures and preferred securities can be redeemed contemporaneously, in whole or in part, at a redemption price of $1,000 per preferred security, on each quarterly anniversary date. Debt issuance costs and underwriting fees of $651,500 were capitalized into the offering and are being amortized by the Trust to maturity of the junior subordinated debentures.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 - SUBORDINATED DEBENTURES (Continued)

In August 2004, the Company formed American Chartered Statutory Trust II (Trust II). Trust II is a statutory business trust formed under the laws of the state of Delaware and is wholly owned by the Company. In 2004, Trust II issued variable rate preferred securities with an aggregate liquidation amount of $15,000,000 ($1,000 per preferred security) to a third-party investor. The Company then issued variable rate junior subordinated debentures aggregating $15,464,000 to Trust II in exchange for ownership of all of the common securities of Trust II and the proceeds of the preferred securities sold by Trust II. The junior subordinated debentures are the sole assets of Trust II. The junior subordinated debentures and the preferred securities pay interest and dividends, respectively, on a quarterly basis. The variable interest rate is the three-month LIBOR plus 2.75% adjusted quarterly (3.38% and 3.07% at June 30, 2016 and December 31, 2015, respectively), provided that the rate may not exceed the highest rate permitted by New York law. The junior subordinated debentures will mature on October 7, 2034, at which time the preferred securities must be redeemed. The junior subordinated debentures and preferred securities can be redeemed contemporaneously, in whole or in part, at a redemption price of $1,000 per preferred security, on each quarterly anniversary date. Debt issuance costs and underwriting fees of $316,400 were capitalized related to the offering and are being amortized by Trust II to maturity of the junior subordinated debentures.

The above listed subordinated debentures may be included in Tier 1 capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five years. During the interest deferral period, the Company is restricted from paying dividends. As of June 30, 2016, the Company has not deferred any interest payments.

At December 31, 2015, the Company had outstanding $7,162,000, of private placement subordinated notes.  The subordinated notes bear interest at 6%. In March 2016, the Company repaid the 6% private placement subordinated notes.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 - INCOME TAXES

The components of the provision for income taxes for the six months ended June 30 are as follows:

(In thousands)	2016	2015

Current	$8,632	$9,152
Deferred	1,072	399

	$9,704	$9,551

The net deferred tax asset included at June 30, 2016 and December 31, 2015 consists of the following:

	June 30,	December 31,
(In thousands)	2016	2015

Gross deferred tax assets:
Allowance for loan losses	$10,391	$10,593
Valuation allowance for other real estate owned	263	209
Federal and state net operating losses	—	—
Other	3,674	5,434

Gross deferred tax liabilities:
Depreciation	(3,643)	(3,081)
Other	(1,769)	(1,847)

Net deferred tax asset	$8,916	$11,308

The other temporary differences that result in deferred income taxes consist primarily of accrued bonus and investment in partnerships. At June 30, 2016 and December 31, 2015, included in deferred tax assets is the related tax on the net unrealized losses on investment securities of $2,212,000 and $3,531,000, respectively.

The following table reconciles the total federal income tax provision with the amounts computed at the current statutory federal income tax rate at June 30, 2016 and 2015 of 35%.

(In thousands)	2015	2014

Tax provision at federal statutory rate	$8,676	$8,580
Tax-exempt income, net	(372)	(286)
State income taxes	1,196	1,199
Other items, net	204	58

	$9,704	$9,551

Tax-exempt income includes income on tax free bonds and loans and income earned on Bank-owned life insurance.  The Company files income tax returns in the U.S. federal jurisdiction and in Illinois, as well as various other states.  The Company is subject to examination by the U.S. federal and Illinois tax authorities for 2012 tax years and after. The Company is no longer subject to examination by the U.S. federal and Illinois tax authorities for years prior to 2012. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease during the next twelve months.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 - DERIVATIVES

The Bank offers interest rate swap contracts to its customers in order to assist the customers in managing their interest rate risk profile.  In order to eliminate the Bank’s interest rate risk associated with offering these products, the Bank enters into interest rate swap contracts with a third party to offset the customer contracts.  The Bank has elected to account for these interest rate swap contracts as free-standing derivatives for purposes of trading.  The interest rate swap contracts are carried on the consolidated balance sheets at fair value with changes in fair value reflected in earnings.

The Company has entered into interest rate swap contracts with its customers and the total notional amount of these contracts was $71,011,000 and $60,954,000 as of June 30, 2016 and December 31, 2015, respectively.  The Company also entered into interest rate swap contracts with a third party to offset the customer contracts and the total notional amount of these contracts was $71,011,000 and $60,954,000 as of June 30, 2016 and December 31, 2015, respectively.  At the inception of the interest rate swap contract with the third party, the third party may pay the Bank a fee which the Bank earns immediately as trading revenue.  The Bank recognized $274,000 and $264,000 of trading revenue for the six months ended June 30, 2016 and 2015, respectively, which is included in other fees and commissions on the consolidated statements of income.

Summary information about interest rate swaps follows:

As of period end:	June 30,	December 31,
(in thousands)	2016	2015

Contracts with customers:
Notional amounts	$71,011	$60,954
Fair value assets	5,074	2,297
Weighted-average fixed rates received	4.79%	4.93%
Weighted-average variable rates paid	3.01%	2.99%
Weighted-average maturity	7.93 years	8.03 years

Contracts with third party:
Notional amounts	$71,011	$60,954
Fair value liabilities	(5,074)	(2,297)
Weighted-average fixed rates paid	4.79%	4.93%
Weighted-average variable rates received	3.01%	2.99%
Weighted-average maturity	7.93 years	8.03 years

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include financial standby, performance standby and commercial letters of credit, and unused lines of credit. Loan commitments and guarantees written that are unused and have not expired have off-balance-sheet risk because they may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet, which include origination fees and accruals for probable losses. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that collateral or other security is of no value.

These financial instruments, as of June 30, 2016 and December 31, 2015, are summarized as follows:

	Contract Amount
	June 30,	December 31,
(In thousands)	2016	2015

Unused commitments	$668,411	$730,974
Standby and performance letters of credit	33,338	32,199
Commercial letters of credit	207	23

The instruments below are considered financial guarantees.

	June 30, 2016		December 31, 2015
	Contract	Carrying	Contract	Carrying
(In thousands)	Amount	Value	Amount	Value

Standby and performance letters of credit	$33,338	$265	$32,199	$205

Since many commitments to extend credit expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral is generally obtained at the time of commitment. The amount of collateral is determined using management’s credit evaluation of the borrower and may include commercial and residential real estate and other business and consumer assets.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of loans to local businesses and consumers in the greater Chicagoland area and federal funds sold. Lending activities are conducted with customers in a wide variety of industries as well as with individuals with a wide variety of credit requirements.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 - STOCKHOLDERS’ EQUITY

Common stock has no par value, and 100,000,000 shares are authorized. There were 43,679,556 and 43,325,682 common shares issued at June 30, 2016 and December 31, 2015, respectively, including 7,405,979 shares held in treasury at both period ends. Treasury stock is carried at cost. The Company has authorized 20,000,000 shares of no par value preferred stock. The preferred stock may be issued in one or more series as determined by the Board of Directors of the Company.

During 2010, the Company authorized 2,000,000 shares of no par value Series B cumulative 8% perpetual preferred stock and 2,000,000 shares of no par value Series C cumulative perpetual preferred stock each at $10.00 per share. The Series C accrues interest at the Prime Rate, adjusting every calendar quarter. Dividends are cumulative and compound quarterly. The Series B and Series C preferred stock are convertible (but a holder must convert all shares) into common stock at the option of the holder at any time and automatically on the earlier of a sale of the Company or December 31, 2017. The number of shares of common stock to be issued on conversion will be equal to the value of the preferred stock converted ($10 per share) divided by the book value per share of the common stock. The conversion price is based on book value (without any consideration of any accumulated other comprehensive income (loss) attributable to securities available-for-sale) as of the last day of the most recently ended calendar quarter or the closing of the sale transaction.  Concurrently with the new issuance of Series D preferred stock, Series B preferred stockholders were permitted to convert their investment from Series B to the newly created Series D.

During 2011, the Company authorized 28,000 shares of no par value 8% cumulative voting convertible preferred Series D stock, which was increased to 44,346 shares in 2012, and 51,000 shares of no par value 8% cumulative non-voting convertible preferred Series E stock each at $1,000 per share. Additionally, the Company authorized 10,500,000 shares of no par value non-voting perpetual preferred Series F stock.  Dividends are cumulative and compound quarterly for both series. The Series D preferred stock is convertible into common stock at the option of the holder (a minimum of $1,000,000 of original gross proceeds) at any time or automatically on the earlier of the sale of the Company or September 20, 2017. The Series E preferred stock is convertible into non-voting perpetual preferred Series F stock at the option of the holder (a minimum of $1,000,000 of original gross proceeds) at any time or automatically on the earlier of the sale of the Company or September 20, 2017. Series F preferred stock has no par value and ranks senior to common stock with respect to rights on liquidation.

The number of shares of common stock to be issued upon conversion for Series D preferred stock or the number of shares of Series F preferred stock to be issued upon conversion for Series E preferred stock will be equal to the value of the preferred stock converted ($1,000 per share) plus any accrued and unpaid dividend amounts on such shares being converted divided by the greater of fully diluted net tangible book value per share or $2.50 per share. The conversion price per share is based on book value per share for the most recently ended calendar quarter (or the closing of the sale transaction) adjusted for the impact of in-the-money options outstanding and associated tax benefit to the Company. If the Company fails to pay dividends on either Series D or Series E for two successive dividend periods, the conversion price with respect to that Series is reduced to 90% of fully diluted net tangible book value (but not less than $2.50 per share). During 2011, the Company raised $50.0 million of preferred equity through a private equity raise reduced by incurred issuance costs of $3.1 million. The Company issued 24,346 shares of 8% cumulative voting convertible preferred Series D stock and 25,654 shares of 8% cumulative non-voting convertible preferred Series E stock at $1,000 per share, respectively.  The Series D preferred stock offering was continued after the private equity raise.  The Company sold a total of 1,675 additional shares.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 - STOCKHOLDERS’ EQUITY (Continued)

Beginning in 2011, the holders of Series B preferred stock were given the option to convert their Series B preferred stock to Series D preferred stock. For every 100 shares of Series B preferred stock exchanged, the holder received one share of Series D preferred stock due to the difference in purchase price. All of the Series B preferred stock, or 482,500 shares, were converted to 4,825 shares of Series D preferred stock.  During 2015, at the option of the holders, a total of 11,928 shares of Series D preferred stock were converted to 3,070,420 shares of common stock and 10,827 shares of Series E preferred stock were converted to 2,999,168 shares of Series F preferred stock.  During the first six months of 2016, at the option of the holders, a total of 1,250 shares of Series D preferred stock were converted to 283,446 shares of common stock.

Preferred shares outstanding at:

	June 30,	December 31,
	2016	2015

Preferred Series B (issuance of $10 per share)	—	—
Preferred Series C (issuance of $10 per share)	—	—
Preferred Series D (issuance of $1,000 per share)	1,775	3,025
Preferred Series E (issuance of $1,000 per share)	—	—
Preferred Series F	7,296,848	7,296,848

NOTE 12 - REGULATORY MATTERS

The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.  Management believes at June 30, 2016, the Company and Bank meet all capital adequacy requirements to which they are subject.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

In 2013, the U.S. Basel III capital framework was published by the federal banking agencies, which outlined new regulatory capital guidelines for banking institutions, including the addition of a new regulatory capital ratio called Common Equity Tier I capital ratio.  These new guidelines became effective for the Company on January 1, 2015.  The final rules of Basel III also established a “capital conservation buffer” of 2.5% above new regulatory minimum capital ratios, and when fully effective in 2019, will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%; (ii) a Tier 1 risk-based capital ratio of 8.5%; and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement began phasing in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019. An institution is subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such activities.  The regulatory capital information for June 30, 2016 and December 31, 2015 was prepared under the new guidelines.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 12 - REGULATORY MATTERS (Continued)

At June 30, 2016 and December 31, 2015, consolidated and bank-only actual capital levels (in thousands) and minimum required levels were as follows:

					Minimum Required to
			Minimum Required		be Well Capitalized
			for Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Regulations
June 30, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 2 total capital (to risk-weighted assets)
Consolidated	$278,884	12.8%	$174,251	8.0%	N/A	N/A
Bank	281,491	12.95	173,872	8.0	$217,339	10.0%
Tier 1 capital (to risk-weighted assets)
Consolidated	251,238	11.5	130,689	6.0	N/A	N/A
Bank	255,537	11.8	130,404	6.0	173,872	8.0
Common Equity Tier 1 capital (to risk-weighted assets)
Consolidated	192,148	8.8	98,016	4.5	N/A	N/A
Bank	255,537	11.8	97,803	4.5	141,271	6.5
Tier 1 capital (to adjusted average assets)
Consolidated	251,238	9.0	111,956	4.0	N/A	N/A
Bank	255,537	9.1	111,730	4.0	139,662	5.0

December 31, 2015	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 2 total capital (to risk-weighted assets)
Consolidated	$271,257	12.4%	$175,383	8.0%	N/A	N/A
Bank	265,896	12.2	174,975	8.0	$218,719	10.0%
Tier 1 capital (to risk-weighted assets)
Consolidated	234,758	10.7	131,537	6.0	N/A
Bank	239,438	10.9	131,231	6.0	174,975	8.0
Common Equity Tier 1 capital (to risk-weighted assets)
Consolidated	175,669	8.0	98,653	4.5	N/A	N/A
Bank	239,438	10.9	98,423	4.5	142,167	6.5
Tier 1 capital (to adjusted average assets)
Consolidated	234,758	8.3	112,657	4.0	N/A	N/A
Bank	239,438	8.5	112,470	4.0	140,587	5.0

The Bank was considered well capitalized at June 30, 2016 and December 31, 2015 based on regulatory guidelines. There are no conditions or events since those notifications that management believes have changed the Bank’s category. The difference between total equity included in the consolidated balance sheet and consolidated Tier 1 capital is primarily attributable to allowable subordinated debentures. The difference between the consolidated Tier 1 capital and Bank Tier 1 capital is primarily due to company debt that has been down streamed to the Bank in the form of capital.

(Continued)

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 13 — EARNINGS PER SHARE

The following table presents a reconciliation of the components used to compute basic and diluted earnings per share for the six months ended June 30:

(In thousands, except per share data)	2016	2015

Basic earnings per share
Net income available to common stockholders	$14,962	$14,365

Less: Undistributed earnings to participating securities	2,526	2,102

Net income available to common stockholders after allocation of undistributed earnings to participating securities	$12,436	$12,263

Weighted-average common shares outstanding	35,935	34,082

Basic earnings per common share	$0.35	$0.36

Diluted earnings per share
Net income available to common stockholders	$14,963	$14,365
Plus: Income impact of assumed conversions - preferred stock dividends	120	599
Net income available to common stockholders plus assumed conversions	$15,083	$14,964

Weighted-average common shares outstanding	35,935	34,082
Diluted effect of stock options, stock awards, participating securities and conversion of preferred stock	10,215	11,036

Diluted weighted-average shares outstanding	46,150	45,118

Diluted earnings per share	$0.33	$0.33

Basic earnings per share are presented in conformity with the two-class method required for participating securities.  Under the two-class method, earnings are allocated to participating securities based on their respective weighted-average shares outstanding for the period.  The Company’s Series F preferred stock participates in common stock dividends, if declared, and are considered participating securities.

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 14 - DISCLOSURES ABOUT FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Investment Securities:  The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3).  Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

The fair value of securities available for sale at June 30, 2016 and December 31, 2015 are measured on a recurring basis, determined using Level 2 pricing, and are presented in Note 2.

Impaired Loans:  The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification.  Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

The fair value of impaired loans is measured on a non-recurring basis and are determined using Level 3 pricing using the sales comparison valuation technique with adjustments for differences with and between comparable sales information.

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $3,370,000 and $7,806,000, with a valuation allowance of $1,035,000 and $1,823,000 at June 30, 2016 and December 31, 2015.

Derivatives:  The fair values of derivatives are based on valuation models using observable market data as of the measurement date (Level 2).

AMERICAN CHARTERED BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The fair value of derivative assets and liabilities at June 30, 2016 and December 31, 2015 are measured on a recurring basis, and are presented in Note 9.

Real Estate Owned:  Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Bank.  Once received, management reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less estimated costs to sell when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense.

At June 30, 2016, other real estate owned, has a net carrying amount of $3,358,000, which is made up of the outstanding balance of $3,495,000, net of a valuation allowance of $137,000.  The Company recorded a valuation allowance of $137,000 for the six months ending June 30, 2016.

At December 31, 2015, other real estate owned, has a net carrying amount of $3,517,000, which is made up of the outstanding balance of $4,038,000, net of a valuation allowance of $521,000.

The methods and assumptions used to estimate fair value of financial instruments are described as follows:

The carrying amount is the estimated fair value for cash and cash equivalents, interest-bearing deposits in other financial institutions, Bank-owned life insurance, accrued interest receivable and payable, demand deposits, securities sold under repurchase agreements and other borrowings, variable rate loans and deposits, Federal Reserve Bank advances, and notes payable that reprice frequently and fully. It is not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability. For fixed rate loans or deposits, variable rate loans or deposits with infrequent repricing or repricing limits, and fixed rate FHLB advances, the fair value is based on discounted cash flows using current market rates applied to the estimated life and with consideration to credit risk. The fair value of subordinated debentures is based on current rates for similar financing. The fair value of off-balance-sheet items is not considered material.  The fair value of non-impaired loans at June 30, 2016 is approximately $30 million less than the carrying value due to current interest rates and spreads.  The fair value of interest-bearing deposits at June 30, 2016 is approximately $700 thousand higher than the carrying value due to current interest rates.  The fair value of borrowings at June 30, 2016 is approximately $8 million less than the carrying value due to current interest rates.